EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Home City Financial Corporation, (the “Company”) on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, J. William Stapleton, President, Chief Executive Officer and Chief Operating Officer, and Charles A. Mihal, Secretary, Treasurer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. William Stapleton	/s/ Charles A. Mihal
J. William Stapleton	Charles A. Mihal
President, Chief Executive Officer and Chief Operating Officer	Secretary, Treasurer and Chief Financial Officer

March 21, 2005	March 21, 2005
Date:	Date:

A signed original of this written statement required by Section 906 has been provided to Home City Financial Corporation and will be retained by Home City Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

74